SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) is November 23, 2004


                             AEGIS ASSESSMENTS, INC.

             (Exact name of registrant as specified in its charter)


            Delaware                 000-50213                 72-1525702
---------------------------------  --------------        -----------------------
  (State or other jurisdiction      (Commission              (IRS Employer
of incorporation or jurisdiction)   File Number)         Identification Number)


      7975 N. Hayden Road, Suite D363, Scottsdale, AZ            85258
      -----------------------------------------------         -----------
                   (Address of principal                       (Zip Code)
                     executive office)


Registrant's telephone number, including area code: (480) 778-9140

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2004, Aegis Assessments, the Registrant, entered into common stock subscription agreements with four accredited investors: Potente Capital, Inc., Ellenallhatatlan, Inc., Nieodparty Inc., and Krachtig Inc., each of which is a Delaware corporation. Pursuant to these subscription agreements, each accredited investor acquired 1,250,000 shares of Aegis' common stock in an unregistered private placement. In exchange, Aegis received payment in a United States Treasury Note and stripped interest security ("Bonds") with an aggregate value of $5,000,000.

The private placement was the first step in a series of related and concurrent transactions between Aegis, the investors, Cogent Capital Corp., the party that facilitated the private placement and Investors Bank & Trust Company, which is serving as escrow agent in the transactions pursuant to an Escrow Agreement which the parties entered into in connection with the arrangements specified herein. The Escrow Agreement provides that Investors Bank & Trust acted as the escrow agent in the private placement transaction, and further provides that the Bonds, the private placement stock and the cash premium of $50,000 were to be deposited with the escrow agent at the closing. Additionally, the agreement specified that the Bonds will be held in an account at Investors Bank & Trust after the closing.

Concurrently with the execution and acceptance of the subscription agreements by Aegis, the Registrant purchased from Cogent a call option for $1, which entitles Aegis to repurchase 80% of the shares of common stock it sold in the private placement at the then current market price. The option expires in two years and may only be exercised on the expiration date.

Also concurrent with the private placement, Aegis entered into an equity swap arrangement with Cogent that entitles Aegis to receive or obligates Aegis to pay the price return on 80% of the shares issued in the private placement based upon a base price of $1.00 per share in two years, or sooner if the shares are registered for sale under the Securities Act of 1933. Aegis paid a premium of $50,000 to enter into this contract and secured the transaction by placing the $5 million of Bonds in a collateral account. These securities are restricted from being used during the contract period but may be borrowed against, as specified below. In order to facilitate and memorialize these transactions, Aegis and Cogent also entered into the standard form International Swaps and Derivative Association, Inc. ("ISDA") ISDA 2002 Master Agreement & Schedule and ISDA 1994 Credit Support Annex.

The equity swap agreement also provides that Aegis and Cogent Capital will exchange certain defined cash flows. Under terms of the agreement, Aegis will periodically pay Cogent interest on the value of Aegis' Bond account (the interest rate will be LIBOR + 1.25%) and an amount equal to the decrease in Aegis' stock price over the price at closing times 80% of the number of shares included in the private placement specified above. Similarly, Cogent agreed to pay Aegis, periodically, an amount equal to the increase in Aegis' stock price over the price at closing times 80% of the number of shares included in the private placement specified above. Both parties agreed that any required payment resulting from the increase or decrease of Aegis' stock price as of a measurement date will be made in the form of Bonds similar to those already in Aegis' account with Investors Bank & Trust.

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Aegis's Bond account will be subject to a security agreement executed in favor of Cogent. However, Cogent agrees and understands that Aegis will hold title to the bonds at all times. Aegis may, and in fact intends to, secure borrowing against the bond account, provided such borrowing is subordinate to Cogent's security interest. This agreement will commence at the date of closing and will continue for a period of 24 months, at which point Cogent's security interest in Aegis' bond account will expire.


Item 3.02. Unregistered Sale of Equity Securities.

On November 23, 2003, Aegis completed a private placement of 5,000,000 shares of its common stock to four accredited investors: Potente Capital, Inc., Ellenallhatatlan, Inc., Nieodparty Inc., and Krachtig Inc., each of which is a Delaware corporation.

Each accredited investor acquired 1,250,000 shares of Aegis' common stock. In exchange, Aegis received payment in a United States Treasury Note and stripped interest security ("Bonds") valued at $5,000,000. This private placement is the first in a series of related concurrent transactions that are intended to facilitate Aegis' attempt to obtain a listing for its common stock on the American Stock Exchange.

The Bonds will serve as collateral in an equity swap transaction with Cogent Capital Corp. These Bonds will remain in this collateral account for two years and can be used with a call option that Aegis may exercise. At the end of this two year period, assuming Aegis' stock price has not declined below the value as of the date the transaction closed, the Bonds would be released from the collateral account and made available to Aegis for working capital purposes. In the interim, while the Bonds reside in the collateral account, Aegis may borrow against the value of the bonds from a party that is willing to take a subordinate position to Cogent Capital Corp.

Reference is made to Item 1.01 of this current report for a description of the agreements executed by Aegis in connection with the foregoing transactions.

The common stock was offered and sold in a private placement, pursuant to the provisions of Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The common stock was offered and sold to purchasers whom the company or its authorized agents believe are "accredited investors," as that term is defined in Rule 501 of Regulation D in reliance upon an exemption from the registration requirements of the Securities Act in a transaction not involving any public offering. Each of the investors represented to Aegis that:

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o    such investor is an "accredited investor";
o the shares of common stock were purchased by such investor for its own account, for investment and without any view to the distribution, assignment or resale to others other than pursuant to a registered offering;
o such investor understood that the shares of common stock issued to the investor have not been registered under the Securities Act of 1933 or any state securities laws; and
o such investor acknowledged that it may not transfer the shares unless the shares are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to Aegis, an exemption from such laws is available.

Aegis will arrange for the certificates representing such securities to be legended and subject to stop transfer restrictions. Aegis did not engage in any form of general solicitation or general advertising in connection with these issuances.


Item 7.01. Regulation FD Disclosure.

Now that Aegis has commercialized its technologies and completed the above-referenced private placement, the company is preparing an application for listing on the American Stock Exchange (AMEX). AMEX is a centralized exchange that utilizes specialists to maintain a fair and orderly market. In addition to certain quantitative standards, AMEX considers the nature of a company's business, the market for its products, the reputation of its management, its historical record and pattern of growth, its financial integrity, its demonstrated earning power and its future outlook. Aegis believes a listing on AMEX will increase its ability to reach an expanded shareholder base and increase its exposure to the investment community; provided, however, that there can be no assurance that the company will satisfy the initial listing criteria of AMEX or any exchange or quotation system. On November 29, 2004, Aegis issued a press release regarding the completion of the above-referenced private placement. The full text of the press release is attached as Exhibit 99.1.

The information contained in this Item 7.01 and the referenced exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.


Item 9.01. Financial Statements and Exhibits.

Exhibit No.        Item
-----------        ----

99.1 Press Release dated November 29, 2004 reporting the closing of the Registrant's private placement.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 29, 2004

Aegis Assessments, Inc.

/s/ Richard Reincke
-------------------
Richard Reincke
President/Chief Operating Officer